Exhibit 99.1

PARK HOTELS & RESORTS ANNOUNCES FINAL RESULTS OF TENDER OFFER
TYSONS, Va., May 16, 2024 — Park Hotels & Resorts Inc. (“Park”) (NYSE: PK) announced today the expiration of and the final results for the previously announced offer to purchase for cash (the “Tender Offer”) commenced by Park’s subsidiaries, Park Intermediate Holdings LLC, a Delaware limited liability (the “Company”), PK Domestic Property LLC, a Delaware limited liability company, and PK Finance Co-Issuer Inc., a Delaware corporation (collectively, the “Issuers”), for any and all of their outstanding 7.500% Senior Notes due 2025 (the “Notes”). The Tender Offer expired at 5:00 p.m., New York City time, on May 13, 2024 (the “Expiration Time”).
On May 16, 2024, the Issuers purchased $311,473,000 in principal amount of the Notes that were validly tendered and not validly withdrawn or with respect to which a properly completed and duly executed Notice of Guaranteed Delivery was delivered at or prior to the Expiration Time.
According to information received from Global Bondholder Services Corporation, the Tender and Information Agent for the Tender Offer, the following table sets forth details regarding the total aggregate principal amount of the Notes validly tendered and not validly withdrawn or with respect to which a properly completed and duly executed Notice of Guaranteed Delivery was delivered at or prior to the Expiration Time and the principal amount of the Notes that will be accepted for purchase by the Issuers today:

Title of Security	CUSIP Numbers/ISINs:	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount to be Accepted on 5/16/2024

7.500% Senior Notes due 2025	144A: 70052LAA1 / US70052LAA17 Reg S: U7013LAA8 / USU7013LAA80	$650,000,000	$311,473,000	$311,473,000
In addition, on May 16, 2024, the Issuers issued a notice of redemption for all of the Notes outstanding following the settlement of the Tender Offer at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date (which is expected to be June 1, 2024) pursuant to the terms of the indenture governing the Notes. Following the redemption on the redemption date, the Issuers will no longer have any Notes outstanding.

Wells Fargo Securities, LLC served as Dealer Manager for the Tender Offer. Global Bondholder Services Corporation served as the Tender and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attn: Liability Management Group, (866) 309-6316 (toll-free), (704) 410-4759 (collect) or by email to liabilitymanagement@wellsfargo.com.
This press release is for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities, including the Notes.
About Park Hotels & Resorts
Park is one of the largest publicly traded lodging REITs, with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 43 premium-branded hotels and resorts with over 26,000 rooms located in prime city center and resort locations.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the effects of Park’s decision to cease payments on its $725 million non-recourse CMBS loan secured by the 1,921-room Hilton San Francisco Union Square and the 1,024-room Parc 55 San Francisco – a Hilton Hotel and the lender’s exercise of its remedies, including placing such hotels into receivership, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of its indebtedness (including the Notes), the completion of capital allocation priorities, the expected repurchase of Park’s stock, the impact from macroeconomic factors (including inflation, elevated interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition, the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures it makes concerning risks and uncertainties under “Risk Factors” and in Park’s Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:
Ian Weissman
Senior Vice President, Corporate Strategy
571-302-5591
iweissman@pkhotelsandresorts.com